UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): March 9, 2011

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization	001-16265 (Commission File #)	36-4197337 (IRS Employer Identification No.)

1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410

(Address of principal executive offices)

(847) 437-1666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement

On March 9, 2011, Lime Energy Co. entered into a Credit and Security Agreement (‘Credit Agreement”) with American Chartered Bank (“American Chartered”), for a one-year $7.0 million revolving line of credit.   Pursuant to the terms of the Credit Agreement, the Company may borrow under the revolving line of credit subject to borrowing base limitations, which allow the Company to borrow, subject to specified reserves, up to 70% of eligible accounts receivable. Borrowings under the revolving line bear interest at the greater or the Wall Street Journal’s Prime Rate plus 0.625% or 4.675%.  Accrued interest on any outstanding balance under the revolving line is payable monthly in arrears.

Although the Company has no immediate plans to access the line of credit, it expects that when utilized, it will be for working capital and general corporate purposes.

The revolving line of credit is secured by a first priority security interest in substantially all of the Company’s assets.  The Company is required to pay customary fees with respect to the facility, including a 0.30% fee on the average unused portion of the revolving line. If there are borrowings under the revolving line of credit, the Company will be subject to certain financial covenants including maintenance of a current ratio of 2.0 or greater and a maximum tangible leverage ratio of 1.15.

The Credit Agreement contains customary events of default, including the failure to make required payments, the failure to comply with certain covenants or other agreements, the breach of the representations and covenants contained in the agreement, the occurrence of a material adverse change, failure to pay certain other indebtedness and certain events of bankruptcy or insolvency. Upon the occurrence and continuation of an event of default, amounts due under the Credit Agreement may be accelerated.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01               Financial Statements and Exhibits.

(d)   Exhibits

10.1         Credit and Security Agreement between Lime Energy Co. and American Chartered Bank dated March 9, 2011, together with the Revolving Note and exhibits.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIME ENERGY CO.:

Dated: March 10, 2011	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Executive Vice President
Chief Financial Officer & Treasurer